Exhibit 5.2

HUNTON & WILLIAMS LLP 1900 K STREET, N.W. WASHINGTON, D.C. 20006-1109 TEL 202 • 955 • 1500 FAX 202 • 778 • 2201 File No: 74604.000005

January 27, 2009

Etablissements Delhaize Frères et

Cie “Le Lion” (Groupe Delhaize)

Rue Osseghem 53

1080 Brussels

Belgium

Re:	Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize)
Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as U.S. counsel to Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize), a Belgian limited liability company (société anonyme) (the “Company”), and its subsidiaries listed on Schedule 1 attached hereto (the “Guarantors”) in connection with the registration pursuant to a registration statement on Form F-3 (as may be amended from time to time, the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), by the Company and the Guarantors of the offering from time to time, as set forth in the Registration Statement, the base prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), (i) by the Company of an unspecified number or amount and aggregate initial offering price of senior unsecured debt securities of the Company (the “Debt Securities”); and (ii) the Guarantees (defined below). The Debt Securities will be issued under an indenture between the Company and The Bank of New York Mellon, as trustee (the “Trustee”) in the form filed as Exhibit 4.2 to the Registration Statement (the “Indenture”). Guarantees by the Guarantors that will cover the Debt Securities (the “Guarantees”) are made by the Guarantors under a cross guarantee agreement, dated as of May 21, 2007 (the “Cross Guarantee Agreement”), by and among the Company and the Guarantors. The Debt Securities may be issued, sold and delivered from time to time under the Registration Statement, the Prospectus and one or more Prospectus Supplements pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus (as defined below), other than the enforceability of the Debt Securities and the Guarantees. Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Indenture.

The Indenture, the Debt Securities and the Cross Guarantee Agreement are referred to herein collectively as the “Operative Documents.” Kash n’ Karry Food Stores, Inc., a Delaware

January 27, 2009

corporation (“Kash n’ Karry”), J.H. Harvey Co., LLC, a Georgia limited liability company (“Harvey”), and FL Food Lion, Inc., a Florida corporation (“FL Food Lion”), are referred to herein as the “Covered Guarantors.”

We have examined originals or certified copies of such corporate records of the Company and each of the Covered Guarantors and other certificates and documents of officials of the Company and each of the Covered Guarantor, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that, as of the date hereof:

1.	When the Debt Securities have been duly authorized, executed, issued, authenticated and delivered by or on behalf of the Company and paid for, in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and in accordance with the terms of the Indenture, the Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	The Guarantees have been duly authorized by all necessary corporate action of each Covered Guarantor and, when the Debt Securities have been duly authorized, executed, issued, authenticated and delivered by or on behalf of the Company and paid for, in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and in accordance with the terms of the Indenture, the Guarantees will be legally valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their respective terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Georgia and the Business Corporation Act of the State of Florida. Various matters concerning the Laws of: Belgium are addressed in the opinion of Freshfields Bruckhaus Deringer, Brussels, Belgium; North Carolina are addressed in the opinion of the Assistant General Counsel of Delhaize America, Inc., Salisbury, North Carolina; Maine and Massachusetts are addressed in the opinion of the General Counsel of Hannaford Bros. Co., Scarborough, Maine; and Vermont are addressed by Pierson Wadhams Quinn Yates & Coffrin, Burlington, Vermont. We express no opinion with respect to those matters herein and, to the extent elements of those opinions are necessary to the conclusions expressed herein, we have assumed such matters.

January 27, 2009

B.	The opinions in paragraphs 1 and 2 relating to the enforceability of the Debt Securities and the Guarantees are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar law relating to or affecting the rights and remedies of creditors, or the judicial application of foreign Laws or governmental actions affecting creditors rights; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of: (a) the waiver of rights or defenses contained in Section 6.12 of the Indenture; (b) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (c) any provision permitting, upon acceleration of the Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; or (d) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency.

C.	With your consent, we have assumed: (i) the Registration Statement will have become automatically effective upon filing with the Commission under the Securities Act and will remain effective through any offer and sale of Debt Securities; (ii) the Indenture has been duly authorized by, and will be duly executed and delivered by, the Company and the Trustee, and that at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iii) that the Cross Guarantee Agreement has been duly authorized, executed and delivered, as applicable, by the Company and the Guarantors (other than the Covered Guarantors) under the Laws of their respective jurisdictions of organization; (iv) the terms of any Debt Securities and of their issuance have been duly established in conformity with the Indenture and those Debt Securities will not include any provision that is unenforceable, (v) the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; (vi) for each type or series of Debt Securities the Company offers by means of a Prospectus, the Company will have prepared and filed with the Commission under the Securities Act a Prospectus Supplement which describes that type or series; and (vii) that the status of the Operative Documents as legally valid and binding obligations of the respective parties thereto is not affected by any: (a) breaches of, or defaults under, agreements or instruments; (b) violations of statutes, rules, regulations or court or governmental orders; or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus and any Prospectus Supplement forming a part of the

January 27, 2009

Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Sincerely,

/s/ HUNTON & WILLIAMS LLP
HUNTON & WILLIAMS LLP

12320/11578/02151/12012

SCHEDULE 1

Name	Jurisdiction of Organization
Delhaize America, Inc.	North Carolina

Food Lion, LLC	North Carolina

Boney Wilson & Sons, Inc.	North Carolina

Risk Management Services, Inc.	North Carolina

Hannaford Procurement Corp.	Maine

Hannbro Company	Maine

Hannaford Licensing Corp.	Maine

Hannaford Bros. Co.	Maine

Shop ‘n Save-Mass, Inc.	Massachusetts

Victory Distributors, Inc.	Massachusetts

Kash n’ Karry Food Stores, Inc.	Delaware

FL Food Lion, Inc.	Florida

Martin’s Foods of South Burlington, Inc.	Vermont

J. H. Harvey Co., LLC	Georgia